EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 2-73997, 2-75629, 2-78133, 2-80841, 2-89659, 33-19952, 33-24595, 33-41602, 333-41343, 333-63709, and 333-111224) of SEI Investments Company of our report dated February 22, 2007 relating to the financial statements, financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

February 22, 2007